Exhibit 77(Q)(1)(A)

                           WRITTEN INSTRUMENT AMENDING
                     THE AGREEMENT AND DECLARATION OF TRUST
                                       OF
                            PILGRIM PRIME RATE TRUST

     This Amendment to the Agreement and Declaration of Trust ("Declaration") of Pilgrim Prime Rate Trust (the "Trust"), is made this 20th day of February, 2002 by the parties signatory hereto, as Trustees of the Trust (the "Trustees").

                                   WITNESSETH

     WHEREAS, the Declaration of Trust was made on December 2, 1987, and amended on March 26, 1996, October 23, 1998, and October 20, 2000, and the Trustees now desire to amend the Declaration to change the name of the Trust; and

     WHEREAS, Article IX, Section 7 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of shareholders to change the name of the Trust by an instrument signed by a majority of the Trustees; and

     WHEREAS, the Trustees have determined that the following amendment to the Declaration shall not adversely affect the rights of the shareholders of the Trust.

     NOW, THEREFORE, the Trustees hereby declare that Article I, Section 1 be amended, effective March 1, 2002 to read as follows:

          Section 1. NAME. This Trust shall be known as "ING Prime Rate Trust" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     The Trustees hereby agree that this document may be signed in counterparts but treated as one document.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 20th day of February, 2002.



/s/ John G. Turner                      /s/ Jock Patton
---------------------------------       ----------------------------------------
John G. Turner                          Jock Patton


/s/ Paul S. Doherty                     /s/ David W.C. Putnam
---------------------------------       ----------------------------------------
Paul S. Doherty                         David W.C. Putnam


/s/ Thomas J. McInerney                 /s/ Blaine E. Rieke
---------------------------------       ----------------------------------------
Thomas J. McInerney                     Blaine E. Rieke


/s/ Walter H. May                       /s/ Richard A. Wedemeyer
---------------------------------       ----------------------------------------
Walter H. May                           Richard A. Wedemeyer